AGREEMENT AND PLAN OF MERGER

                                  By and Among

                           LAMAR ADVERTISING COMPANY,

                    LAMAR SOUTHWEST ACQUISITION CORPORATION,

                                on the one hand,

                                       and

            BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED,

                                  on the other




                              Dated October 3, 2000
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                                TABLE OF CONTENTS

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ARTICLE 1  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER......................1

     1.1   Closing.............................................................1
     1.2   The Merger; Effective Date and Effective Time.......................2
     1.3   Effects of Merger...................................................2
     1.4   Articles of Incorporation and Bylaws of the Surviving
           Corporation.........................................................2
     1.5   Directors and Officers of the Surviving Corporation.................3

ARTICLE 2  EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
           EXCHANGE OF CERTIFICATES............................................3

     2.1   Effect on Capital Stock.............................................3
     2.2   Exchange of Stock Certificates; Record Date.........................4
     2.3   No Further Rights in Bowlin Common Stock............................4
     2.4   Distributions with Respect to Unexchanged Shares....................5
     2.5   Undelivered Merger Consideration....................................5
     2.6   Escheat.............................................................5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF BOWLIN............................5

     3.1   Organization; Qualification; Subsidiaries...........................5
     3.2   Bowlin Capital Stock................................................6
     3.3   Authority; Enforceability...........................................6
     3.4   No Conflicts or Consents............................................7
     3.5   Advertising Revenues................................................7
     3.6   Lease Expense.......................................................7
     3.7   Bowlin Long-Term Debt...............................................7
     3.8   Leases and Advertising Contracts....................................7
     3.9   Faces...............................................................8
     3.10  Permits; Compliance with Laws.......................................8
     3.11  Owned Real Property.................................................8
     3.12  Corporate Formalities; Corporate Documents and
           Stockholder Agreements..............................................9
     3.13  SEC Documents; Financial Statements; Liabilities....................9
     3.14  Documents and Written Materials....................................10
     3.15  Absence of Certain Changes or Events...............................10
     3.16  Legal Proceedings..................................................12
     3.17  Accounts Receivable................................................12
     3.18  Contracts..........................................................12
     3.19  Environmental Matters..............................................13
     3.20  Employee Matters...................................................14
     3.21  ERISA and Related Matters..........................................15
     3.22  Taxes..............................................................16
     3.23  Transactions with Related Parties..................................19
     3.24  Voting Requirements................................................20
     3.25  State Takeover Statutes; Rights Plan...............................20

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     3.26  Intellectual Property..............................................20
     3.27  Insurance..........................................................21
     3.28  Bank Accounts; Power of Attorney...................................21
     3.29  Registration Statement and Proxy Statement/Prospectus..............21
     3.30  No Finder's Fee....................................................21

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF LAMAR AND NEWCO..................21

     4.1   Organization.......................................................22
     4.2   Lamar Capital Stock................................................22
     4.3   Authority; Enforceability..........................................22
     4.4   No Conflicts or Consents...........................................23
     4.5   SEC Documents; Financial Statements; Liabilities...................23
     4.6   Registration Statement and Proxy Statement/Prospectus..............24
     4.7   No Finder's Fee....................................................25
     4.8   Reorganization Representations.....................................25

ARTICLE 5  COVENANTS..........................................................25

     5.1   Regulatory Approvals; Cooperation and Best Efforts.................25
     5.2   Bowlin Special Meeting.............................................26
     5.3   Preparation of the Proxy Statement/Prospectus and the
           Registration Statement.............................................27
     5.4   Conduct of Business Prior to the Closing Date......................27
     5.5   No Solicitation....................................................28
     5.6   Press Releases.....................................................29
     5.7   Access to Information and Confidentiality..........................30
     5.8   Consultation and Reporting.........................................30
     5.9   Notification of Changes............................................31
     5.10  Stock Option Plan..................................................31
     5.11  Faces to Be Completed..............................................31
     5.12  Fees and Expenses..................................................31
     5.13  Affiliate Agreements...............................................31
     5.14  Listing............................................................32
     5.15  Bowlin 401(k) Plan.................................................32
     5.16  Repair of Faces....................................................32
     5.17  Management Agreement...............................................32
     5.18  Contribution Agreement; Spin-Off...................................32

ARTICLE 6  CLOSING CONDITIONS.................................................33

     6.1   Conditions Applicable to all Parties...............................33
     6.2   Conditions to Lamar's and NewCo's Obligations......................34
     6.3   Conditions to Obligations of Bowlin................................35

ARTICLE 7  TERMINATION AND AMENDMENT..........................................36

     7.1   Termination........................................................36

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     7.2   Effect of Termination..............................................37
     7.3   Expenses; Termination Fees.........................................37

ARTICLE 8  DEFINED TERMS......................................................37

     8.1   Definitions........................................................37

ARTICLE 9  MISCELLANEOUS......................................................41

     9.1   Notices............................................................41
     9.2   Headings; Gender...................................................42
     9.3   Entire Agreement; No Third Party Beneficiaries.....................43
     9.4   Governing Law......................................................43
     9.5   Assignment.........................................................43
     9.6   Severability.......................................................43
     9.7   Counterparts.......................................................43
     9.8   AMENDMENT..........................................................43
     9.9   Effect of Spin-Off on Certain Bowlin Representations
           and Warranties.....................................................43

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated October 3, 2000, is by and among Lamar Advertising Company, a Delaware corporation
("Lamar"), and Lamar Southwest Acquisition Corporation, a Nevada corporation ("NewCo"), on the one hand, and Bowlin Outdoor Advertising & Travel Centers Incorporated, a Nevada corporation ("Bowlin"), on the other. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in
Article 8.

                                   BACKGROUND

     A. The respective Boards of Directors of Lamar, NewCo and Bowlin have approved the merger of NewCo with and into Bowlin (the "Merger") in accordance with Nevada law, whereby, among other things, all outstanding shares of Bowlin common stock, $.001 par value per share ("Bowlin Common Stock") will be converted into the right to receive a certain number of shares of Class A Common Stock, par value $.001 per share, of Lamar ("Lamar Common Stock") in the manner set forth in Article 2 of this Agreement.

     B. Prior to the Merger, Bowlin and its subsidiary, Bowlin Travel Centers, a Nevada corporation ("Bowlin Travel"), will enter into a Contribution Agreement in the form of Exhibit A (the "Contribution Agreement") pursuant to which Bowlin will contribute to Bowlin Travel certain specified assets and liabilities used or usable by, or incurred in connection with, its travel centers line of business.

     C. Immediately prior to the Merger, Bowlin will distribute the shares of Bowlin Travel to the holders of Bowlin Common Stock (the "Spin-Off") in accordance with their respective interests.

     D. The respective Boards of Directors of Bowlin, Lamar and NewCo have determined that the Merger is in furtherance of their respective long-term business interests, and is fair to and in the best interests of their respective stockholders.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, Lamar, NewCo and Bowlin agree as follows:

                                    ARTICLE 1
                 THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

     1.1 CLOSING.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. on the third business day following the satisfaction or waiver of each of the closing conditions set forth in Article 6 (other than those conditions that can only be satisfied on or as of the Closing Date, which must be satisfied or waived at or as of the Closing) of this Agreement at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Fifth Floor, Four United Plaza, 8555 United Plaza Boulevard, Baton Rouge, Louisiana, 70809.

          (b) At the Closing, each party to this Agreement will:

               (i) deliver the documents and certificates required to be delivered by it pursuant to Article 6;

               (ii) provide proof or indication of the satisfaction or waiver of each of the conditions to the other party's obligations set forth in Article 6;

               (iii) cause its appropriate officers to execute and deliver Articles of Merger in the form of Exhibit B (the "Articles of Merger") in accordance with the Nevada Revised Statutes, Chapter 92A, Mergers and Exchanges of Interest (the "Law"); and

               (iv) consummate the Merger by causing to be filed properly executed Articles of Merger with the Secretary of State of the State of Nevada in accordance with Section 200 of the Law.

     1.2 THE MERGER; EFFECTIVE DATE AND EFFECTIVE TIME. On the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the Law, NewCo will merge with and into Bowlin at the Effective Time (as defined below). Following the Merger, the separate existence of NewCo will cease and Bowlin will continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of NewCo in accordance with the Law. The Merger will be effective as of the date and time specified in the Articles of Merger (the "Effective Date" and the "Effective Time", respectively).

     1.3 EFFECTS OF MERGER. The Merger will have the effects set forth under the Law and as set forth in this Agreement, including, without limitation, those specified in Section 250 of the Law.

     1.4 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

          (a) The Articles of Incorporation of Bowlin, as amended and restated and filed with the Articles of Merger with the Secretary of State of the State of Nevada, shall be the Articles of Incorporation of the Surviving Corporation thereafter unless and until amended in accordance with the terms of the Articles of Incorporation and as provided by law.

          (b) The Bylaws of NewCo, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation thereafter unless and until amended in accordance with their terms, the terms of the Articles of Incorporation and as provided by law.

     1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of NewCo immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation thereafter, each to hold a directorship or office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until the earlier of their resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                    ARTICLE 2
                       EFFECT ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of Lamar, NewCo, Bowlin or the stockholders of such entities:

          (a) CAPITAL STOCK OF NEWCO. Each issued and outstanding share of capital stock of NewCo will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) CANCELLATION OF BOWLIN TREASURY STOCK. Each share of Bowlin capital stock that is held in treasury by Bowlin (or by any Bowlin subsidiary) shall be canceled and no Lamar Common Stock or other consideration will be delivered in exchange therefor.

          (c) CONVERSION OF BOWLIN COMMON STOCK.

               (i) Subject to Sections 2.1(b) and 2.1(c)(ii), each share of Bowlin Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Bowlin Common Stock issued upon the exercise of options prior to the Effective Time but excluding treasury shares cancelled pursuant to Section 2.1(b)) will be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Lamar Common Stock equal to the product of (A) one share of Lamar Common Stock and (B) the quotient of (x) 725,000, divided by (y) a number equal to the total number of shares of Bowlin Common Stock issued and outstanding at the Effective Time (including shares of Bowlin Common Stock issued upon the exercise of options prior to the Effective Time but excluding treasury shares cancelled pursuant to Section 2.1(b)). In no event will Lamar be required to issue in connection with the Merger more than 725,000 shares of Lamar Common Stock (the "Merger Shares") (except to reflect adjustment for any stock splits, combinations or recapitalizations relating to Lamar Common Stock effected by Lamar after the date of this Agreement).

               (ii) No certificates or scrip representing fractional shares of Lamar Common Stock will be issued upon conversion of the shares of Bowlin Common Stock, and fractional share interests will not entitle the owners of the fractional interests to vote or to any rights of a holder of Lamar Common Stock. Any holder of Bowlin Common Stock who would otherwise be entitled to receive a fraction of a share of Lamar Common Stock (after aggregating all fractional shares issuable to such holder) shall, in lieu of such fraction of a share, be entitled to receive an amount in cash, without interest and rounded to the nearest cent, equal to the product of (A) such fraction and (B) the Average Closing Share Price. Payments for fractional shares will be made at the time the Merger Shares are delivered to the Bowlin stockholders pursuant to Section 2.2.

     2.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE.

          (a) Prior to the Effective Time, Lamar will appoint the American Stock Transfer & Trust Company or another entity (the "Exchange Agent") to arrange for the exchange of certificates that, immediately prior to the Effective Time, represented issued and outstanding shares of Bowlin Common Stock (the "Bowlin Certificates") for the Merger Shares. On or before the Closing Date, Lamar will deliver to the Exchange Agent, in trust for the benefit of each holder of record of Bowlin Common Stock, (x) stock certificates representing all of the shares of Lamar Common Stock issuable pursuant to Section 2.1(c)(i), and (y) sufficient funds to make cash payments in lieu of fractional Merger Shares pursuant to
Section 2.1(c)(ii). As soon as practicable after the Effective Time, Lamar will cause the Exchange Agent to mail a notice and letter of transmittal to each recordholder of Bowlin Common Stock advising such recordholder of the effectiveness of the Merger and providing instructions for surrendering to the Exchange Agent the Bowlin Certificates representing Bowlin Common Stock in exchange for the Merger Shares and any cash payment in lieu of fractional Merger Shares. Each holder of Bowlin Certificates, upon proper surrender thereof and a duly completed letter of transmittal to the Exchange Agent, will be entitled to receive from the Exchange Agent in exchange for the Bowlin Certificates (subject to any taxes required to be withheld) the number of Merger Shares determined in accordance with Section 2.1(c). Until properly surrendered, after the Effective Time each Bowlin Certificate will be deemed for all purposes to evidence only the right to receive Merger Shares and any cash payment in lieu of fractional shares. Holders of Bowlin Certificates will not be entitled to receive certificates representing Merger Shares or any cash payment in lieu of fractional shares until their Bowlin Certificates are properly surrendered.

          (b) If any Bowlin Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Bowlin Certificate to be lost, stolen or destroyed (a "Missing Certificate"), Lamar will direct the Exchange Agent to issue in exchange for the shares of Bowlin Common Stock represented by the Missing Certificate, the Merger Shares issuable pursuant to Section 2.1(c) and any cash payment in lieu of fractional shares. The Board of Directors of Lamar may, in its discretion and as a condition to the issuance of any Merger Shares or cash payment in lieu of fractional shares to the owner of shares of Bowlin Common Stock represented by a Missing Certificate, require the owner to provide Lamar with an affidavit and a bond in a sum as Lamar may reasonably direct as an indemnity against any claim that may be made against Lamar or the Exchange Agent with respect to the Missing Certificate.

     2.3 NO FURTHER RIGHTS IN BOWLIN COMMON STOCK. As of the Effective Time, all shares of Bowlin Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a Bowlin Certificate representing shares of Bowlin Common Stock as of the Effective Time will cease to have any rights with respect to the Bowlin Common Stock, except the right to receive Merger Shares and any cash payment in lieu of fractional shares as provided in this Agreement.

     2.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared on or after the Effective Time with respect to shares of Lamar Common Stock will be paid to any Bowlin stockholder with respect to any Merger Shares that such Bowlin stockholder has the right to receive in the Merger until the stockholder has properly surrendered shares of Bowlin Common Stock in exchange for Lamar Common Stock (and any fractional payment) in accordance with this Article 2. Subject to Applicable Law, following the proper surrender of any Bowlin Certificate by a Bowlin stockholder and delivery to such stockholder of a certificate representing whole shares of Lamar Common Stock, Lamar will pay to such stockholder, without interest, the amount of any dividends or other distributions declared by Lamar on or after the Effective Time.

     2.5 UNDELIVERED MERGER CONSIDERATION. Any certificates representing shares of Lamar Common Stock or cash that remain undistributed by the Exchange Agent to former holders of Bowlin Common Stock as of the date that is one year after the Effective Date shall be returned by the Exchange Agent to Lamar upon demand, and any holder of Bowlin Certificates who has not theretofore surrendered his or her shares of Bowlin Common Stock in accordance with Section 2.2 shall thereafter look only to Lamar for satisfaction of his or her claims for Lamar Common Stock, cash in lieu of fractional shares of Lamar Common Stock and any dividends or distributions with respect to Lamar Common Stock.

     2.6 ESCHEAT. Neither Lamar nor the Surviving Corporation shall be liable to any holder or former holder of Bowlin Common Stock or to any other Person with respect to any shares of Lamar Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law, or similar legal requirement.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BOWLIN

     Bowlin represents and warrants to Lamar and NewCo that as of the date of this Agreement and as of the Closing Date:

     3.1 ORGANIZATION; QUALIFICATION; SUBSIDIARIES. Schedule 3.1 lists the jurisdiction of incorporation, the number of authorized and issued shares of capital stock and the members of the Board of Directors of Bowlin. Bowlin is duly organized, validly existing and in good standing under the laws of its state of organization, having all requisite power and authority to own its property and to carry on its business as it is now being conducted. Except as disclosed in Schedule 3.1, Bowlin does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any direct or indirect ownership interest, capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. All outstanding shares of capital stock of Bowlin have been validly issued and are fully paid, nonassessable and free and clear of any Adverse Claim. No actions or proceedings to dissolve Bowlin are pending. Bowlin is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires qualification or licensing, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

     3.2 BOWLIN CAPITAL STOCK. The authorized capital stock of Bowlin consists exclusively of 100,000,000 shares of common stock, $.001 par value per share, of which as of September 29, 2000, 4,390,098 shares were outstanding and no shares were held in treasury. All of the issued and outstanding shares of Bowlin have been validly issued, are fully paid and nonassessable and are free of preemptive rights. As of September 29, 2000, (a) 429,750 shares of Bowlin Common Stock were reserved for issuance pursuant to the exercise of stock options granted and outstanding under the stock option plan designated Bowlin's Incorporated 1996 Stock Option Plan (the "Option Plan"), which is the only stock option plan adopted by Bowlin pursuant to which stock options have been or may be granted,
(b) 10,000 shares of Bowlin Common Stock were reserved for issuance to H.D. Brous & Co., Inc. pursuant to options granted on September 19, 2000 (the options referred to under (a) and (b), are referred to individually as a "Bowlin Option, and collectively, as the "Bowlin Options"). Schedule 3.2 sets forth the following information with respect to the Bowlin Options outstanding as of September 29, 2000: (i) the name of the optionee for each outstanding Bowlin Option; (ii) the number of shares of Bowlin Common Stock subject to such Bowlin Option; and (iii) the per share exercise price of such Bowlin Option. Except as disclosed in Schedule 3.2, no share of capital stock of Bowlin will be, or may be required to be, reacquired by Bowlin for any reason or is, or may be required to be, issued by Bowlin for any reason, including, without limitation, by reason of any option, warrant, security or right convertible into or exchangeable for such shares, or any agreement to issue any of the foregoing.

     3.3 AUTHORITY; ENFORCEABILITY.

          (a) Bowlin has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement or any of the other agreements referred to in this Agreement to which it is a party. The execution, delivery and performance of this Agreement, the Contribution Agreement or any of the other agreements referred to in this Agreement to which it is a party and the consummation of the transactions contemplated hereby or thereby has been duly authorized by all necessary corporate action on the part of Bowlin, except for the approval of this Agreement by the stockholders of Bowlin.

          (b) This Agreement, the Contribution Agreement and each other agreement executed or to be executed by Bowlin in connection with the transactions contemplated by this Agreement have been, or when executed will be, duly executed and delivered by Bowlin and constitute, or when executed and delivered will constitute, valid and binding obligations of Bowlin, enforceable against Bowlin in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     3.4 NO CONFLICTS OR CONSENTS.

          (a) Except as set forth on Schedule 3.4, neither the execution, delivery or performance of this Agreement, the Contribution Agreement or any of the other agreements referred to in this Agreement to which Bowlin is a party by Bowlin nor the consummation of the transactions contemplated by this Agreement, the Contribution Agreement or any of the other agreements referred to in this Agreement to which Bowlin is a party:

               (i) will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any Adverse Claim against any of the material properties or material assets of Bowlin under, (A) its articles of incorporation or bylaws, (B) any note, bond, mortgage, indenture, deed of trust, or other debt obligation (other than ordinary course trade credit) to which Bowlin is a party or by which any of its assets are bound, or (C) any lease, agreement or other instrument or other obligation that is material to the business or operations of Bowlin and to which Bowlin is a party, or by which any of its assets are bound; or

               (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any Governmental Entity to which Bowlin is subject or by which any of its assets are bound.

          (b) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Bowlin in connection with the execution and delivery of this Agreement by Bowlin, or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing of a premerger notification and report form (the "HSR Report") by each of Lamar and Bowlin under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing and recordation requirements of the Law with respect to the Articles of Merger, (iii) the filing of the Registration Statement and the Proxy Statement/Prospectus with the SEC and any other filings required by the Securities Act or the Exchange Act, and (iv) the filing of appropriate documents with the relevant authorities of other states in which Bowlin is qualified to do business.

     3.5 ADVERTISING REVENUES. The Advertising Revenues for the one-month period ending April 30, 2000 exceeded $700,000.

     3.6 LEASE EXPENSE. The Lease Expense did not exceed $108,000.

     3.7 BOWLIN LONG-TERM DEBT. As of the date of this Agreement and as of the Effective Date, the Bowlin Long-Term Debt does not and will not exceed $14,500,000.

     3.8 LEASES AND ADVERTISING CONTRACTS. Schedule 3.8 sets forth a complete and accurate list of the Leases and Advertising Contracts in effect as of the date of this Agreement, indicating any Leases that will expire on or before December 31, 2000. Except as set forth on Schedule 3.8, or for deficiencies, not material individually or in the aggregate, that are customary for the outdoor advertising industry, each of the Leases and Advertising Contracts is in full force and effect, and constitutes a valid and binding agreement that is enforceable in accordance with its terms. Except as set forth on Schedule 3.8, no member of the Bowlin Group or any other party is in default under any Lease or Advertising Contract, and there is no condition or circumstance which with the giving of notice or the passage of time could become such a default under any Lease or Advertising Contract. Except as set forth on Schedule 3.8, all Lease rental payments that are due by any member of the Bowlin Group have been made and are current. Except as set forth on Schedule 3.8, no member of the Bowlin Group has been informed by a lessor or its representative that a lessor does not intend to renew an existing Lease.

     3.9 FACES. Schedule 3.9 sets forth a complete and correct list of the type and location of each outdoor advertising face (a "Face") owned or leased by Bowlin, designating those Faces that Bowlin owns and those Faces that Bowlin leases from third parties (including Bowlin Travel). Except as set forth in
Schedule 3.9, Bowlin owns and operates at least 609 poster Faces, 2730 bulletin panel Faces and 754 eight-sheet Faces, except as the number of Faces leased or owned by Bowlin may be reduced by customary and usual attrition of Leases that is consistent with the historical experience of Bowlin. Schedule 3.9 reflects the Advertising Revenue attributable to each of the Faces for the one month period ended September 30, 2000. Except as set forth in Schedule 3.9, each Face
(a) is legal and conforming or legal and non-conforming, (b) available for sale, and (c) is standing and in good condition acceptable within the standards of the outdoor advertising industry. Except as set forth on Schedule 3.9, each Face is operated under a Lease or is located on Owned Real Property (as defined below).

     3.10 PERMITS; COMPLIANCE WITH LAWS.

          (a)   Bowlin  has  (i)  all   permits,   licenses   and   governmental
authorizations required for the ownership and operation of each Face and (ii) all other material permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its other properties and assets and the carrying on of its business as presently conducted (subsections
(i) and (ii) collectively, the "Permits"). No suspension, cancellation or termination of any Permits is threatened or imminent. Schedule 3.10 sets forth a complete and accurate list of each of the Permits.

          (b) Without limiting the scope of Section 3.10(a), each member of the Bowlin Group, to its Knowledge, has conducted its business in compliance with and is in compliance with all Applicable Laws, except where the failure to comply would not have a Material Adverse Effect.

     3.11 OWNED REAL PROPERTY.

          (a) Schedule 3.11 sets forth a complete and correct list of all real property owned in fee by Bowlin ("Owned Real Property"). Bowlin has good and marketable fee simple title to all of its Owned Real Property, free and clear of any Adverse Claims, subject in each case to Permitted Liens.

          (b) Except as set forth on Schedule 3.11, there are no pending or threatened condemnation proceedings with respect to any portion of Owned Real Property, or litigation or administrative actions relating to any portion of Owned Real Property.

          (c) All Owned Real Property and related improvements are supplied with utilities and other services necessary for the operation of the facilities currently operated on the property.

     3.12 CORPORATE FORMALITIES; CORPORATE DOCUMENTS AND STOCKHOLDER AGREEMENTS.

          (a) Each member of the Bowlin Group has maintained its separate corporate existence and complied with all necessary corporate formalities such as the holding of annual meetings of directors and stockholders.

          (b) Bowlin has delivered to Lamar true and complete copies of its articles of incorporation and bylaws, as amended or restated through the date of this Agreement, as well as the articles of incorporation and bylaws governing each other member of the Bowlin Group. The minute books of each member of the Bowlin Group contain complete and accurate records of all corporate actions of the equity owners of the various entities and of the boards of directors or other governing bodies, including committees of such boards or governing bodies of the various entities. The stock transfer records of Bowlin contain complete and accurate records of all issuances, and redemptions of stock by Bowlin.

          (c) There are no agreements among or between any of the Bowlin stockholders with respect to the capital stock of Bowlin to which Bowlin is a party or of which Bowlin has Knowledge.

     3.13 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.

          (a) Bowlin has timely filed all required reports, schedules, forms, statements and other documents with the SEC since February 1, 1997 (the "Bowlin SEC Documents"). The Bowlin SEC Documents, and any such reports, forms and documents filed by Bowlin with the SEC after the date of this Agreement, complied, or will comply, at the time of filing as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Bowlin SEC Documents, and except to the extent that information contained in any Bowlin SEC Document has been superseded by a later filed Bowlin SEC Document, none of the Bowlin SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Bowlin Financial Statements included in the Bowlin SEC Documents complied at the time of filing with the SEC as to form in all material respects with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent with prior periods, and fairly present the consolidated financial position of Bowlin and the other members of the Bowlin Group at such dates and the consolidated results of operations and cash flow for the respective periods then ended, subject, in the case of the Bowlin Interim Financial Statements, to normal, recurring year-end audit adjustments that are not, individually or in the aggregate, material in amount. The Bowlin Audited Financial Statements have been audited by KPMG, LLP, independent auditors of Bowlin, in accordance with generally accepted auditing standards. No member of the Bowlin Group has, nor are any of their respective assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) of a type required by GAAP to be reflected in the Bowlin Financial Statements, except, (i) as and to the extent reflected on the Bowlin Latest Balance Sheet or the footnotes that are a part of the Bowlin Financial Statements, (ii) as may have been incurred or may have arisen since the date of the Bowlin Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) are permitted or contemplated by this Agreement or the Contribution Agreement. Except as set forth in the Bowlin SEC Documents, since February 1, 1997, Bowlin has not made any change in the accounting policies or practices applied in the preparation of the Bowlin Financial Statements. Bowlin's independent auditors have not issued any audit reports or other reports on internal controls which indicate that the internal controls associated with or otherwise covering Bowlin have had any material weaknesses or that the accounting records associated with or otherwise covering Bowlin contained or could contain any material errors.

          (c) The Bowlin Latest Balance Sheet includes appropriate reserves for all Taxes and other known liabilities incurred as of such date but not yet payable.

          (d) The statements of income included in the Bowlin Financial Statements do not contain any income or revenue realized from products or services that the Surviving Corporation would be prohibited or restricted from offering after the Effective Time pursuant to any covenant or provision in any Material Contract to which any member of the Bowlin Group is a party.

     3.14 DOCUMENTS AND WRITTEN MATERIALS. Originals or true and complete copies of all documents or other written materials requested by Lamar have been furnished or made available to Lamar in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without Lamar's prior written consent (not to be unreasonably withheld).

     3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Bowlin Latest Balance Sheet, each member of the Bowlin Group has conducted its business only in the ordinary course, and, except as set forth on Schedule 3.15, has not:

          (a) amended its certificate of incorporation, bylaws or similar organizational documents;

          (b) except for capital expenditures set forth on Schedule 3.15(e), incurred any liability or obligation of any nature (whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured), including, without limitation, increasing indebtedness for borrowed money, except in the ordinary course of business and not exceeding $50,000 individually or $100,000 in the aggregate;

          (c) suffered or permitted any of its assets to be or remain subject to any mortgage or other encumbrance, except for Permitted Liens;

          (d) merged or consolidated with another entity or acquired or agreed to acquire any business or any corporation, partnership or other business organization, or sold, leased, transferred or otherwise disposed of any assets except for assets sold for fair value in the ordinary course of business;

          (e) made any capital expenditure or commitment therefor, except in the ordinary course of business and, in the aggregate, not materially in excess of those capital expenditures made or proposed to be made for the period after the Bowlin Latest Balance Sheet that are set forth on Schedule 3.15(e);

          (f) declared or paid any dividend or made any distribution with respect to any of its equity interests, or redeemed, purchased or otherwise acquired any of its equity interests, or issued, sold or granted any equity interests or any option, warrant or other right to purchase or acquire any such interest;

          (g) adopted any employee benefit plan or made any change in any existing employee benefit plans;

          (h) made any bonus or profit sharing distribution or payment of any kind, except bonuses and profit sharing distributions made to employees of Bowlin who are not directors or officers of Bowlin, which payments or distributions do not exceed $40,000 in the aggregate in any calender month;

          (i) made any loan to any Person;

          (j) made any change affecting any banking, safe deposit or power of attorney arrangements;

          (k) except for employment agreements entered into in the ordinary course of business and consistent with past practices with employees of Bowlin who are not directors or officers of Bowlin, entered into or amended any employment, severance or similar agreement or arrangement with any director, officer or employee, or granted any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any director, officer or employee;

          (l) canceled, waived, released or otherwise compromised any debt, claim or right, except in the ordinary course of business consistent with past practices;

          (m) made any change in any method of accounting or auditing practice;

          (n) suffered the termination, suspension or revocation of any license or permit necessary for the operation of its business;

          (o) entered into any transaction other than on an arm's-length basis;

          (p) suffered any damage, destruction or loss (whether or not covered by insurance) which has had or could have a Material Adverse Effect on Bowlin;

          (q) agreed, whether or not in writing, to do any of the foregoing;

          (r) been the subject of, or incurred any liability under or with respect to, any determination made by an arbitrator with respect to a grievance filed under any collective bargaining or other labor agreement to which Bowlin is a party.

     3.16 LEGAL PROCEEDINGS. Except as set forth in Schedule 3.16, there is no lawsuit, action, suit, claim or other proceeding at law or in equity, or investigation, before or by any court or Governmental Entity or before any arbitrator that is pending or, to the Knowledge of Bowlin, threatened against any member of the Bowlin Group, or any unsatisfied judgment, order or decree or any open injunction binding upon any member of the Bowlin Group. Except as specifically set forth on Schedule 3.16, no lawsuits, actions, suits, claims, proceedings, investigations, unsatisfied judgments, orders, decrees or open injunctions will or is reasonably likely to have a Material Adverse Effect or adversely effect the ability of Bowlin to enter into and perform its obligations under this Agreement.

     3.17 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the Bowlin Financial Statements or arising thereafter that have not been collected have arisen only from BONA FIDE transactions in the ordinary course of business, represent valid obligations owing to Bowlin and have been accrued in accordance with GAAP. On the Closing Date, the allowance for doubtful receivables (the "AR Allowance") reflected in the Pre-Closing Balance Sheet (as defined in Section 5.8(b)(i)) will be at least equal to the aggregate amount of Bowlin's accounts receivable that will have been outstanding for more than 90 days as of the Closing Date. On the Closing Date, the accounts receivable of Bowlin will be, to the Knowledge of Bowlin, collectible in full when due, without any counterclaim or set-off (net of the AR Allowance).

     3.18 CONTRACTS.

          (a) Schedule 3.18 lists and describes all Material Contracts. A complete and correct copy of each Material Contract has been furnished to or made available to Lamar. To the Knowledge of Bowlin, each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. Bowlin and, to the Knowledge of Bowlin, each other party to each Material Contract are in compliance in all material respects with the provisions of each Material Contract by which such party is bound.

          (b) Except as may be set forth in the Bowlin SEC Documents or described on Schedule 3.18, Bowlin is not a party to:

               (i) any collective bargaining agreement;

               (ii) any written or oral employment or other agreement or contract with or commitment to any employee;

               (iii) any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or to compete with any Person;

               (iv)   any   oral  or   written   obligation   of   guaranty   or
indemnification arising from any agreement, contract or commitment, except as provided in its certificate of incorporation or bylaws;

               (v) any joint venture, partnership or similar contract involving a sharing of profits or expenses;

               (vi) any non-disclosure agreement, non-competition agreement, agreement with an officer, director or employee of Bowlin, tax indemnity, tax sharing or tax allocation agreement, or any severance, bonus or commission agreement;

               (vii) any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which Bowlin has borrowed any money or issued any note, bond or other evidence of indebtedness for borrowed money or guaranteed indebtedness for money borrowed by others; or

               (viii) any hedge, swap, exchange, futures or similar agreements or contracts.

     3.19 ENVIRONMENTAL MATTERS. Bowlin is not in violation in any material respect of any Applicable Law relating to the environment or is a party to any proposed removal, response or remedial action. Except as set forth on Schedule 3.19, Bowlin has not received any notice with respect to its business, its leased or owned properties, or the use by third parties of its assets that:

          (a) any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence;

          (b) any release of any hazardous substances, pollutant or contaminant into the environment by Bowlin has occurred; or

          (c) any exposure of any person or property to any hazardous substance, pollutant or contaminant has occurred.

Except as set forth on Schedule 3.19, the properties currently and previously leased or owned by Bowlin are not and have never been on or associated with any "national priorities" list or any equivalent state list or any federal or state "superlien" list. Bowlin has made available to Lamar all internal and external environmental audits and studies relating to the Leases or Owned Real Property, and all correspondence on substantial environmental matters relating to the Leases or the Owned Real Property is in the possession of Bowlin.

     3.20 EMPLOYEE MATTERS.

          (a) Schedule 3.20(a) sets forth:

               (i) a list of the name, title, current annual compensation rate (including bonus and commissions) of each employee of Bowlin;

               (ii) organizational charts;

               (iii) employment, consulting, employee confidentiality or similar agreements;

               (iv) any employee handbook(s); and

               (v) any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended. Accruals with respect to the bonus, sick leave and vacation benefits of the employees of Bowlin Group have been made in accordance with the terms of the applicable Employee Plans and GAAP.

          (b) Each of the following is true:

               (i) (A) each member of the Bowlin Group is in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health;
(B) no member of the Bowlin Group is engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act; and (C) there is no proceeding pending or threatened, or any investigation pending or threatened, against any member of the Bowlin Group, relating to subsections (A) or (B) above, and no member of the Bowlin Group has any Knowledge of any basis for any such proceeding or investigation;

               (ii) none of the employees of any member of the Bowlin Group is a member of, or represented by, any labor union and there are no efforts being made to unionize any of such employees; and

               (iii) there are no charges of, formal, informal or internal complaints of, or proceedings involving, discrimination or harassment (including but not limited to discrimination or harassment based upon sex, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status) pending or, to Bowlin's Knowledge, threatened, nor is there any investigation pending or threatened, including, but not limited to, investigations before the Equal Employment Opportunity Commission or any federal, state or local agency or court, with respect to any member of the Bowlin Group.

     3.21 ERISA AND RELATED MATTERS.

          (a) Schedule 3.21(a) lists each Employee Plan that Bowlin or a member of the Bowlin Group maintains, administers or contributes to. Bowlin has provided Lamar a true and complete copy of each such Employee Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto together with (i) the most recent annual report, if any, that has been prepared in connection with each Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years; and (iii) the most recent

Internal Revenue Service determination letter with respect to each Employee Plan, if any, and the most recent application for a determination letter, if any.

          (b) Schedule 3.21(b) identifies each Benefit Arrangement that Bowlin or a member of the Bowlin Group maintains or administers. Bowlin has furnished to Lamar copies or descriptions of each Benefit Arrangement. To the Knowledge of Bowlin, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (c) Except as set forth on Schedule 3.21(c), no member of the Bowlin Group maintains or has ever maintained an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or was (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (d) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. No member of the Bowlin Group has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code satisfies in form the requirements of that Section except to the extent amendments are not required by law to be made until a date after the Closing Date, has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, and no event has occurred regarding the adoption of such plan that would adversely affect such qualification. Each trust created in connection with each Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Except as set forth on Schedule 3.21(e), no Employee Plan has been operated in a manner which could give rise to penalties, excise taxes or adverse tax consequences to Bowlin or to its employees, and no Employee Plan has violated in a material manner any provision of the Code or of ERISA.

          (f) Full payment has been made of all amounts which each member of the Bowlin Group has, or has been required to have, paid as contributions to any Employee Plan or Benefit Arrangement under Applicable Law or under the terms of any such plan or any arrangement. All amounts withheld by Bowlin from its employees have been paid to the appropriate Employee Plan or Benefit Arrangement by the due date prescribed by the Department of Labor to avoid penalties.

          (g) No member of the Bowlin Group has any current or projected liability in respect of post-retirement or post-employment health, life or other welfare benefits for retired, current or former employees.

          (h) Except as set forth on Schedule 3.21(h) or in this Agreement, no employee or former employee of a member of the Bowlin Group will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated by this Agreement.

     3.22 TAXES. For purposes of this Section 3.22, the "Bowlin Group" means, individually and collectively, Bowlin and any individual, trust, corporation, partnership or any other entity as to which Bowlin is liable for Taxes incurred by such individual or entity either as transferee or pursuant Treasury Regulation Section 1.1502-6 or pursuant to any other provision of federal, territorial, state, local, or foreign law or regulations. Except as set forth on
Schedule 3.22:

          (a) All Returns required to be filed by or on behalf of members of the Bowlin Group have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Bowlin Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. No member of the Bowlin Group is currently the beneficiary of any extension of time within which to file any Return.

          (b) Each member of the Bowlin Group has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) There are no Liens on any of the assets of Bowlin or its subsidiaries with respect to Taxes other than Liens for Taxes not yet due and payable, or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (d) Bowlin has furnished or made available to Lamar true and complete copies of: (i) all federal and state income and franchise tax returns of the Bowlin Group for all periods beginning on or after February 1, 1995 through the date of this Agreement, and (ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by any member of the Bowlin Group, or on their behalf relating to Taxes. Neither Bowlin nor any member of the Bowlin Group do business in or derive income from any state, local, territorial or foreign taxing jurisdiction for which Returns must be filed other than those for which all Returns have been furnished to Lamar. To its Knowledge, no claim has ever been made by a taxing authority in a jurisdiction in which Bowlin or any member of the Bowlin Group does not file a tax return that it is or may be subject to taxation by that jurisdiction.

          (e) The Returns of the Bowlin Group are not currently the subject of any audit by a governmental or taxing authority.

          (f) No deficiencies exist or are expected to be asserted with respect to Taxes of the Bowlin Group, and there is no basis for the assertion of any material deficiency of Taxes. No notice (either in writing or verbally, formally or informally) has been received by any member of the Bowlin Group that it has not filed a Return or paid Taxes required to be filed or paid by it.

          (g) No member of the Bowlin Group is a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either in writing or verbally, formally or informally) against any member of the Bowlin Group, or any of its assets.

          (h) No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of any member of the Bowlin Group.

          (i) Bowlin and each member of the Bowlin Group has disclosed on its federal income tax returns all positions taken thereon that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (j) There are no requests for rulings, subpoenas or requests for information pending with respect to any member of the Bowlin Group.

          (k) No currently effective power of attorney has been granted by any member of the Bowlin Group with respect to any matter relating to Taxes.

          (l) The amount of Bowlin's liability or the liability of any member of the Bowlin Group for unpaid Taxes for all periods ending on or before the date of this Agreement do not, in the aggregate exceed the amount of current liability accruals for Taxes (excluding reserves for deferral of Taxes) as of the date of this Agreement, and the amount of Bowlin's liability or the liability of any member of the Bowlin Group for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the balance sheets of Bowlin or its subsidiaries, respectively, as of the Closing Date.

          (m) Neither Bowlin nor any member of the Bowlin Group has made an election, or is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

          (n) Neither Bowlin nor its subsidiaries has issued or assumed any indebtedness that is subject to Section 279(b) of the Code.

          (o) No member of the Bowlin Group has entered into any compensatory agreements with respect to the performance of services which payment thereunder will result in a nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

          (p) No consent under Section 341(f) of the Code has been filed with respect to any member of the Bowlin Group.

          (q) Neither Bowlin nor its subsidiaries has agreed, nor is required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

          (r) Neither Bowlin nor its subsidiaries has disposed of any property that has been accounted for under the installment method.

          (s) Neither Bowlin nor its subsidiaries is a party to any interest rate swap, currency swap or similar transaction.

          (t) No member of the Bowlin Group has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code, and Lamar is not required to withhold tax on the acquisition of the stock of Bowlin by reason of Section 1445 of the Code.

          (u)  No  member  of  the  Bowlin   Group  has   participated   in  any
international boycott as defined in Code Section 999.

          (v) Neither Bowlin nor its subsidiaries is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

          (w) No member of the Bowlin Group has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provisions.

          (x) No member of the Bowlin Group has or has ever had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (y) Set forth in Schedule 3.22 or in documents furnished or made available to Lamar is accurate and complete information with respect to each of the following:

               (i) Any tax elections made by any member of the Bowlin Group currently in effect or that would otherwise affect Bowlin or any member of the Bowlin Group;

               (ii) Any tax carryovers of Bowlin or its subsidiaries;

               (iii) Bowlin's basis in its assets;

               (iv) Bowlin's current and accumulated earnings and profits;

               (v) Excess loss accounts in the Bowlin Group; and

               (vi) Deferred intercompany transactions in the Bowlin Group.

          (z) Neither Bowlin nor its subsidiaries is a party to any Tax allocation or sharing agreement or has any liability for the Taxes of any person under Treasury Regulation Section 1. 1502-6 (or any similar provision of local, state or federal law), as transferee or successor, by contract or otherwise.

          (aa) No member of the Bowlin Group has prepared or filed any Return inconsistent with past practice or, on any such Return, taken any position, made any election or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Returns in prior periods, or settled or compromised any material federal, state or local income tax liability.

          (bb) Bowlin operates at least one significant business line (other than any business line that will be contributed to Bowlin Travel in the Spin-Off), or owns at least a significant portion of its historic business assets (considering the impact of the Spin-Off), in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     3.23 TRANSACTIONS WITH RELATED PARTIES.

          (a) Schedule 3.23(a) and the Bowlin SEC Documents list each transaction between February 1, 1997 and the date of this Agreement involving or for the benefit of Bowlin, on the one hand, and any director or officer of Bowlin or any Affiliate of such director or officer, on the other hand, including without limitation, (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, (iii) wages, salaries, commissions, bonuses and agreements relating to employment and (iv) purchases or sales of products or services.

          (b) Schedule 3.23(b) lists (i) all agreements and claims of any nature that any officer or director of any member of the Bowlin Group or any Affiliate of such officer or director has with or against any member of the Bowlin Group as of the date of this Agreement that are not identified on the Bowlin Latest Balance Sheet and (ii) all agreements and claims of any nature that any member of the Bowlin Group has with or against any officer or director of any member of the Bowlin Group or any Affiliate of such officer or director as of the date of this Agreement that are not identified on the Bowlin Latest Balance Sheet.

     3.24 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Bowlin Common Stock entitled to vote on the Merger is the only vote of the holders of any class or series of Bowlin's capital stock necessary to approve this Agreement and the transactions described in this Agreement.

     3.25 STATE TAKEOVER STATUTES; RIGHTS PLAN.

          (a) Except as set forth in Schedule 3.25, the Board of Directors of Bowlin (at a meeting duly called and held) (i) has unanimously determined that the Merger is advisable and fair and in the best interests of Bowlin and its stockholders, and (ii) has unanimously approved the execution, delivery and performance of this Agreement and the transactions described in this Agreement and has unanimously approved the Merger. No state takeover statute or similar statute or regulation applies or purports to apply to Bowlin in connection with the Merger, this Agreement or any of the transactions described in this Agreement.

          (b) The Bowlin stockholders are not entitled to any rights to acquire capital stock of Bowlin pursuant to a stockholder rights plan.

     3.26 INTELLECTUAL PROPERTY. Bowlin either owns or has valid rights to use all material patents, copyrights and trademarks used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Bowlin. There are no limitations contained in any such agreements which will alter any such rights, breach any such agreement or any third-party vendor, or require payments of additional sums thereunder. Bowlin is in compliance with all such licenses and agreements and there are no pending or threatened proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Bowlin to use, copy, modify, or distribute the same.

     3.27 INSURANCE. Lamar has been provided copies of or access to all insurance policies or binders that relate to the businesses of each member of the Bowlin Group. All premiums due under the policies and binders have been paid or accrued for and all policies and binders are in full force and effect. As of the date of this Agreement, no notice of cancellation or non-renewal of any policy or binder and no notice of disallowance of any claim under any insurance policy or binder, has been received by any member of the Bowlin Group. Except as provided in the applicable policy or binder, no member of the Bowlin Group has any liability for or exposure to any premium expense for expired policies and there are no current claims by any member of the Bowlin Group under any such policy or binder as to which coverage has been denied or disputed by the underwriters of such policies, nor are there any material insured losses for which claims have not been made.

     3.28 BANK ACCOUNTS; POWER OF ATTORNEY. Schedule 3.28 sets forth with respect to each bank account or cash account maintained by Bowlin at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

     3.29 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information (other than information provided by Lamar or NewCo) included or incorporated by reference in the Registration Statement will (a) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading, or (b) in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof, at the time of the Bowlin Special Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to any member of the Bowlin Group or its respective directors or officers shall occur which is required to be described in the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement will be promptly filed with the SEC and, to the extent required by law, disseminated to the Bowlin stockholders. With respect to information relating to Bowlin, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement/Prospectus will comply (with respect to Bowlin) as to form in all material respects with the provisions of the Exchange Act.

     3.30 NO FINDER'S FEE. Neither Bowlin nor any member of the Bowlin Group has incurred or become liable for any broker's commission or finder's fee related to the transactions contemplated by this Agreement, except fees to be paid pursuant to Section 5.12.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF LAMAR AND NEWCO

     Lamar and NewCo represent and warrant to Bowlin, as of the date of this Agreement and as of the Closing Date, as follows:

     4.1 ORGANIZATION. Each of Lamar and NewCo is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     4.2 LAMAR CAPITAL STOCK.

          (a) The authorized capital stock of Lamar consists exclusively of (i) 175,000,000 shares of Class A common stock, $.001 par value per share, (ii) 37,500,000 shares of Class B common stock, $.001 par value per share, (iii) 1,000,000 shares of Series AA Preferred Stock, $.001 par value per share, and
(iv) 10,000 shares of Class A Preferred Stock, $638 par value per share, and as of September 29, 2000, the following shares are outstanding: (A) 75,260,974 shares of Class A common stock, (B) 17,000,000 shares of Class B common stock,
(C) 5,719.49 shares of Series AA Preferred Stock, and (D) no shares of Class A Preferred Stock. No shares of any class are held in treasury. All of the issued and outstanding shares of Lamar have been validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the date of this Agreement, 2,715,223 shares of the Class A common stock of Lamar are reserved for issuance pursuant to the exercise of stock options granted and outstanding under the stock option plan designated the Lamar Advertising 1996 Equity Incentive Plan.

          (b) The authorized capital stock of NewCo consists exclusively of 1,000 shares of Class A common stock, par value $.01 per share, of which 1,000 shares of outstanding and no shares are held in treasury.

     4.3 AUTHORITY; ENFORCEABILITY.

          (a) Each of Lamar and NewCo has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement and any of the other agreements referred to in this Agreement to which it is a party. The execution, delivery and performance of this Agreement and any of the other agreements referred to in this Agreement to which it is a party and the consummation of the transactions contemplated hereby or thereby have been (or, in the case of NewCo, will be prior to the Effective Time) duly authorized by all necessary corporate action on the part of Lamar and NewCo.

          (b) This Agreement and each other agreement executed or to be executed by Lamar and NewCo in connection with the transactions contemplated by this Agreement have been, or when executed will be, duly executed and delivered by Lamar and NewCo and constitute, or when executed and delivered will constitute, valid and binding obligations of Lamar and NewCo, enforceable against Lamar and NewCo in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may limit the availability of certain equitable remedies in certain instances.

     4.4 NO CONFLICTS OR CONSENTS.

          (a) Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by Lamar and NewCo nor the consummation of the transactions contemplated by this Agreement or any of the other agreements referred to in this Agreement will violate, conflict with, or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in the creation of any Adverse Claim against any of the properties or assets of Lamar or NewCo under the articles of incorporation, bylaws or any other organizational documents of Lamar or NewCo; any note, bond, mortgage, indenture, deed of trust, or other debt obligation (other than ordinary course trade credit) to which Lamar or NewCo is a party, or by which Lamar or NewCo or any of their respective assets are bound; or any lease, agreement or other instrument or other obligation that is material to the business or operations of Lamar or NewCo and to which Lamar or NewCo is a party, or by which Lamar or NewCo or any of their respective assets are bound; or violate any order, writ, injunction, decree, judgment, statute, rule or regulation of any Governmental Entity to which either Lamar or NewCo is subject or by which Lamar or NewCo or any of their respective assets are bound.

          (b) No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Lamar or NewCo in connection with the execution and delivery of this Agreement by Lamar and NewCo, or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for: (i) the filing of an HSR Report by each of Lamar and Bowlin under the HSR Act, (ii) the filing and recordation requirements of the Law with respect to the Articles of Merger, and
(iii) the filing of the Registration Statement with the SEC.

     4.5 SEC DOCUMENTS; FINANCIAL STATEMENTS; LIABILITIES.

          (a) Except as set forth on Schedule 4.5(a), Lamar has timely filed all required reports, schedules, forms, statements and other documents with the SEC since February 1, 1997 (the "Lamar SEC Documents"). The Lamar SEC Documents, and any such reports, forms and documents filed by Lamar with the SEC after the date of this Agreement, complied, or will comply, at the time of filing as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Lamar SEC Documents, and except to the extent that information contained in any Lamar SEC Document has been superseded by a later filed Lamar SEC Document, none of the Lamar SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Lamar Financial Statements included in the Lamar SEC Documents complied at the time of filing with the SEC as to form in all material respects with the applicable accounting requirements and published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a basis consistent with prior periods, and fairly present the financial position of Lamar at such dates and the results of operations and cash flow for the respective periods then ended, subject, in the case of the Lamar Interim Financial Statements, to normal, recurring year-end adjustments that are not, individually or in the aggregate, material in amount. The Lamar Audited Financial Statements have been audited by KPMG, LLP, independent auditors of Lamar, in accordance with generally accepted auditing standards. Lamar does not have, nor are any of its assets subject to, any liability, commitment, debt or obligation (of any kind whatsoever whether absolute or contingent, accrued, fixed, known, unknown, matured or unmatured) of a type required by GAAP to be reflected in the Lamar Financial Statements, except (i) as and to the extent reflected on the Lamar Latest Balance Sheet or the footnotes that are a part of the Lamar Financial Statements, (ii) as may have been incurred or may have arisen since the date of the Lamar Latest Balance Sheet in the ordinary course of business and that are not material individually or in the aggregate or (iii) are permitted by this Agreement. Except as set forth in the Lamar SEC Documents, since February 1997, Lamar has not made any change in the accounting policies or practices applied in the preparation of the Lamar Financial Statements. Lamar's independent auditors have not issued any audit reports or other reports on internal controls which indicate that the internal controls associated with or otherwise covering Lamar have had any material weaknesses or that the accounting records associated with or otherwise covering Lamar contained or could contain any material errors.

          (c) The Lamar Latest Balance Sheet includes appropriate reserves for all Taxes and other known liabilities incurred as of such date but not yet payable.

     4.6 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. None of the information (other than information provided by Bowlin) included or incorporated by reference in the Registration Statement will (a) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof, at the time of the Bowlin Special Meeting, and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Lamar, its directors or officers or any of its subsidiaries shall occur which is required to be described in the Proxy Statement/Prospectus or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Bowlin stockholders. The Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Exchange Act, in each case other than as to information provided for inclusion therein by Bowlin.

     4.7 NO FINDER'S FEE. Neither Lamar nor NewCo has incurred or become liable for any broker's commission or finder's fee related to the transactions contemplated by this Agreement.

     4.8 REORGANIZATION REPRESENTATIONS.

          (a) Lamar has no plan or intention to cause Bowlin to issue additional shares of its stock after the Closing that would result in Lamar losing control of Bowlin within the meaning of Code Section 368(c).

          (b) Lamar has no plan or intention to liquidate Bowlin; to merge Bowlin into another corporation; to cause Bowlin to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of Bowlin Common Stock acquired pursuant to this Agreement, except for transfers described in Code Section 368(a)(2)(C).

          (c) Lamar has no plan or intention to reacquire any Lamar Common Stock issued pursuant to this Agreement.

          (d) Lamar shall pay its own expenses incurred in connection with the transactions contemplated by this Agreement.

          (e) Lamar does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Bowlin.

          (f) Lamar will not pay Bowlin's dissenting shareholders (if any) the value of their stock out of its own funds and no funds will be supplied for that purpose, directly or indirectly, by Lamar nor will Lamar directly or indirectly reimburse Bowlin for any payments to dissenters. Nothing in the preceding sentence will preclude Lamar from making capital contributions to Bowlin in the ordinary course of business.

          (g) Following the Closing, Bowlin will continue its historic business or use a significant portion of its historic business assets in a business.

                                    ARTICLE 5
                                    COVENANTS

     5.1 REGULATORY APPROVALS; COOPERATION AND BEST EFFORTS.

          (a) (i) Lamar and Bowlin shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, Lamar and Bowlin shall, within ten Business Days of the date of this Agreement, prepare and file the notifications required to be filed under the HSR Act. Lamar and Bowlin shall respond as promptly as practicable (A) to any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (B) to any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Entity in connection with antitrust or related matters.

               (ii) Each of Bowlin and Lamar shall (A) give the other party prompt notice of the commencement or threat of commencement of any Proceedings by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (B) keep the other party informed as to the status of any such Proceeding or threat, and (C) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger. Except as may be prohibited by any Governmental Entity or by any legal requirement, Bowlin and Lamar will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law.

               (iii) Notwithstanding the foregoing, neither party will be required to accept any conditions that may be imposed by the FTC or the DOJ in connection with such filings that would require the divestiture of any Lamar or Bowlin assets or otherwise have a Material Adverse Effect on such party.

          (b) Each party will cooperate with the other and use its reasonable best efforts to (i) receive all necessary and appropriate consents of third parties to the transactions contemplated by this Agreement, (ii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Merger, and (iii) effect the Merger in accordance with this Agreement at the earliest practicable date.

     5.2 BOWLIN SPECIAL MEETING.

          (a) Bowlin will take all action necessary under law to call, give notice of and convene a meeting of its stockholders (the "Bowlin Stockholders Meeting") to be held as promptly as practicable for the purpose of voting upon a proposal to adopt this Agreement. The Bowlin Stockholders Meeting shall be held (on a date selected by Bowlin in consultation with Lamar) as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

          (b) Subject to Section 5.2(c), (i) the Proxy Statement/Prospectus shall include a recommendation (the "Board Recommendation") of the Board of Directors of Bowlin that Bowlin's stockholders vote to adopt this Agreement at the Bowlin Special Meeting and (ii) the Bowlin Board Recommendation shall not be withdrawn or modified in a manner adverse to Lamar, and no resolution by the Board of Directors of Bowlin or any committee thereof to withdraw or modify the Board Recommendation shall be adopted or proposed.

          (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Bowlin stockholders, the Board Recommendation may be withdrawn or modified in a manner adverse to Lamar if: (i) a proposal to acquire (by merger or otherwise) all of the outstanding shares of Bowlin Common Stock is made to Bowlin and is not withdrawn; (ii) Bowlin's Board of Directors determines in good faith (based upon a written opinion of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Proposal; (iii) Bowlin's Board of Directors determines in good faith, after having taken into account the written advice of Bowlin's outside legal counsel, that, in light of such Superior Proposal, the withdrawal or modification of the Board Recommendation is required in order for Bowlin's Board of Directors to comply with its fiduciary obligations to Bowlin's stockholders under applicable law; and (iv) neither Bowlin nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.5.

          (d) Bowlin shall comply with all provisions of the Exchange Act and the Law in the solicitation of proxies from its stockholders to vote upon the proposal to adopt this Agreement.

     5.3 PREPARATION OF THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT.

          (a) Lamar and Bowlin shall jointly prepare the Proxy Statement/Prospectus, and Lamar shall file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus shall be included. Bowlin will cooperate with Lamar to promptly respond to any SEC comments on the Proxy Statement/Prospectus or Registration Statement and each of Lamar and Bowlin will use its commercially reasonable efforts to resolve all SEC comments as promptly as practicable to the satisfaction of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. Lamar will also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Lamar Common Stock in connection with the Merger. Bowlin will furnish all information concerning Bowlin and the Bowlin stockholders as may be reasonably requested by Lamar in connection with any such action.

          (b) Lamar and Bowlin will comply with the Exchange Act and the Law in the preparation, filing and distribution of the Proxy Statement/Prospectus.

     5.4 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE.

          (a) During the period from the date of this Agreement to the Effective Time, Bowlin will, except as contemplated by the Contribution Agreement or as necessary to effect the Spin-Off, (i) conduct its business only in the ordinary course and (ii) use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business or pursuant to the terms of this Agreement, to preserve the goodwill of suppliers, customers and others having business relations with it and to do nothing to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

          (b) Without the prior written consent of the other party, neither Lamar nor Bowlin will commit or omit to do any act that (i) would cause a breach of any of its agreements, commitments or covenants contained in this Agreement, or (ii) would cause its representations and warranties contained in Article 3 or
Article 4, as the case may be, to become untrue.

     5.5 NO SOLICITATION.

          (a) No member of the Bowlin Group will directly or indirectly, through any officer, director, representative, agent or affiliate (a "Bowlin Representative") of any member of the Bowlin Group, (i) initiate, solicit, encourage, induce or otherwise facilitate the initiation or submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) furnish any information regarding any member of the Bowlin Group to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, unless required by Applicable Law (iii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, (iv) agree to, approve, recommend or endorse any
Acquisition Proposal, or (v) enter into any letter of intent, contract or similar agreement contemplating or otherwise relating to any Acquisition Proposal; PROVIDED, HOWEVER, that prior to the adoption of this Agreement by the Bowlin stockholders, this Section 5.5 (a) shall not prohibit Bowlin from furnishing nonpublic information regarding any member of the Bowlin Group to, or entering into discussions with, any Person in response to a Superior Proposal that is submitted to Bowlin by such Person (and not withdrawn) if (w) neither Bowlin nor any Bowlin Representative shall have violated any of the restrictions set forth in this Section 5.5, (x) the Board of Directors of Bowlin concludes in good faith, after having taken into account the written advise of its outside legal counsel, that such action is required in order for the Board of Directors of Bowlin to comply with its fiduciary obligations to Bowlin's stockholders under applicable law, (y) at or prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Bowlin gives Lamar written notice of the identify of such Person and of Bowlin's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Bowlin receives from such Person an executed confidentiality agreement containing provisions no less favorable to Bowlin than those contained in the Confidentiality Agreement (as defined below) between Bowlin and Lamar, and (z) at or prior to furnishing any such nonpublic information to such Person, Bowlin furnishes such nonpublic information to Lamar (to the extent such nonpublic information has not been previously furnished by Bowlin to Lamar). Without limiting the generality of the foregoing, Bowlin acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Bowlin Representative, whether or not such Bowlin Representative is purporting to act on behalf of Bowlin, shall be deemed to constitute a breach of this Section 5.5 by Bowlin.

          (b) For purposes of this Agreement, "Acquisition Proposal" means a proposal for any of the following (other than the transactions contemplated by this Agreement, including the Spin-Off) that involves (i) prior to the Spin-Off, any member of the Bowlin Group, and (ii) after the Spin-Off, any member of the Bowlin Group except Bowlin Travel: (A) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the assets or 10% or more of the equity securities of, any member of the Bowlin Group; (B) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Bowlin or the filing of a registration statement under the Securities Act in connection therewith; or (C) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          (c) For purposes of this Agreement, "Superior Proposal" means a bona fide proposal made by a third party to acquire Bowlin pursuant to an Acquisition Proposal that the Board of Directors of Bowlin determines in its good faith judgment (after considering the written advice of Bowlin's independent advisors) to merit the withdrawal of the Board Recommendation because such third party proposal has more favorable economic terms than the transactions contemplated by this Agreement.

          (d) Bowlin will immediately notify Lamar after receipt of any Acquisition Proposal or any request for nonpublic information relating to any member of the Bowlin Group in connection with an Acquisition Proposal or for access to any of the premises, books or records of any member of the Bowlin Group by any person or entity that informs Bowlin or its Board of Directors, formally or informally, that it is considering making, or has made, an Acquisition Proposal. Such notice to Lamar will be made orally and in writing and will indicate in reasonable detail the identity of the offering party and the terms and conditions of such proposal, inquiry or contact; except such disclosure will be made to Lamar only to the extent such disclosure does not violate the fiduciary responsibilities of the Board of Directors of Bowlin, after being advised by its legal counsel, in which case Bowlin will provide Lamar with a summary of the terms and conditions of such proposal, inquiry or contact.

          (e) Nothing contained in this Section 5.5 will prevent Bowlin from complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, if applicable, with regard to an Acquisition Proposal made in the form of a tender offer by a third party.

          (f) Bowlin shall immediately cease and cause to be terminated any pre-existing discussions with any Person that relates to any Acquisition Proposal; PROVIDED, HOWEVER, that any such discussions may be recommenced so long as Bowlin complies with the provisions of this Section 5.5.

     5.6 PRESS RELEASES. Bowlin and Lamar will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to any transactions described in this Agreement, including the Merger, and will not issue any such press releases or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to a listing agreement with American Stock Exchange or Nasdaq.

     5.7 ACCESS TO INFORMATION AND CONFIDENTIALITY.

          (a) Prior to the Closing Date, Bowlin will afford to Lamar and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours to its premises, books and records and will furnish to Lamar (i) a copy of each report, schedule, registration statement and other documents filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) such other information with respect to its business and properties as Lamar reasonably requests.

          (b) The confidentiality obligations of Bowlin and Lamar will continue to be governed by the Confidentiality Agreement dated September 6, 2000 (the "Confidentiality Agreement") by and between Bowlin and Lamar.

     5.8 CONSULTATION AND REPORTING.

          (a) During the period from the date of this Agreement to the Closing Date, Bowlin will confer with Lamar on a regular and frequent basis to report material operational matters with respect to its business and to report on the general status of its ongoing operations. Bowlin will notify Lamar of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings, or hearings (or communications indicating that the same may be contemplated) and will keep Lamar fully informed of such events and permit Lamar's representatives prompt access to all materials prepared by Bowlin or on its behalf or served on Bowlin in connection therewith.

          (b) At least two Business  Days prior to Closing,  Bowlin will provide
Lamar:

               (i) a copy of Bowlin's balance sheet dated the last day of the month immediately preceding the month of the Closing, unless the Closing occurs prior to the 15th day of any month, in which case the balance sheet will be dated the last day of the month immediately preceding the month before Closing (in either case, the "Pre-Closing Balance Sheet"), along with an aged accounts receivable report, pre-paid lease amortization schedule, copies of notes payable and notes receivable, accounts payable journals and any other detailed lists supporting such balance sheet;

               (ii) a written statement calculating the Working Capital of Bowlin after the Spin-Off; and

               (iii) a written statement calculating the Bowlin Long-Term Debt after the Spin-Off.

     5.9 NOTIFICATION OF CHANGES.

          (a) Bowlin, on the one hand, and Lamar and NewCo, on the other hand, will promptly notify the other parties of any event that causes any representation or warranty given by the other parties, respectively, in Articles 3 and 4 to become untrue.

          (b) Bowlin, on the one hand, and Lamar and NewCo, on the other hand, will each have the right until the Closing to supplement or amend any of the Schedules described in Articles 3 or 4 with respect to any matter arising or discovered after the date of this Agreement which, if existing or known on the date of this Agreement, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 6 have been fulfilled, the Schedules will be deemed to include only that information contained therein on the date of this Agreement and will be deemed to exclude all information contained in any supplement or amendment thereto, except to the extent that they reflect an event or condition that would not have a Material Adverse Effect on the party making the representation and warranty; PROVIDED, HOWEVER, that if the Closing will occur, then all matters disclosed pursuant to any such supplement or amendment will be deemed included in the Schedules at Closing (without necessity of a written waiver or other action on the part of any party) and to modify the applicable representations and warranties for all purposes.

     5.10 STOCK OPTION PLAN. The Board of Directors of Bowlin will, in connection with the Merger and the transactions contemplated by this Agreement, notify in writing the holders of Bowlin Options issued under the Option Plan of their right to exercise their options as to all shares that are subject to Bowlin Options. Such notice will be given pursuant to Section 11 of the Option Plan at least 30 days prior to the Closing Date.

     5.11 FACES TO BE COMPLETED. Bowlin will use its best efforts to complete the faces on Schedule 5.11 (the "Q3 Faces") prior to the Closing Date.

     5.12 FEES AND EXPENSES. If the Merger is consummated, Lamar will pay or will cause the Surviving Corporation to pay, up to $1,250,000 of Bowlin's aggregate costs and expenses associated with the consummation of the Merger and the other transactions contemplated by this Agreement, including financial advisory fees, a fairness opinion, legal fees and accounting fees (the "Closing Costs"). Under the terms of the Contribution Agreement, Bowlin Travel will expressly assume the obligation to pay any Closing Costs in excess of $1,250,000.

     5.13 AFFILIATE AGREEMENTS. Bowlin shall use all reasonable efforts to cause each Person identified on Schedule 5.13 and each other Person who is or becomes (or may be deemed to be) an affiliate (as that term is used in Rule 145 under the Securities Act) of Bowlin to execute and deliver to Lamar, prior to the date of mailing of the Proxy Statement/Prospectus to Bowlin's stockholders, an Affiliate Letter in the form of Exhibit C.

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
     5.14 LISTING. Lamar shall use its best efforts to cause the Merger Shares to be approved for listing (subject to notice of issuance) on the Nasdaq National Market System.

     5.15 BOWLIN 401(K) PLAN.

          (a) Within 30 days after the date of this Agreement, Bowlin will deliver to Lamar for review and approval by Lamar, an amendment (the "401(k) Amendment") to Bowlin's 401(k) Plan (the "Plan") whereby, in addition to any other provisions reasonably requested by Lamar, Bowlin Travel will (i) expressly assume the obligation to maintain the Plan as successor employer, (ii) cause the assets held in Plan accounts of employees who remain employed by the Surviving Corporation to be transferred from the Plan to The Lamar Savings and Profit Sharing Plan Trust, (iii) report the transfer of Plan assets to any employees and regulatory authorities as required by Applicable Law.

          (b) Bowlin Travel will execute any and all documents as needed for the 401(k) Amendment to comply with IRS requirements and will provide Lamar with copies of any IRS filings.

          (c) Bowlin Travel will provide a list of all participating employees to Lamar at Closing.

     5.16  REPAIR OF  FACES.  Bowlin  will  repair  each of the Faces  listed in
Schedule 3.9(5) to the extent repairs are commercially reasonable, so that, at Closing, each Face will be (a) legal and conforming or legal and non-conforming,
(b) available for sale, and (c) standing and in good condition acceptable within the standards of the outdoor advertising industry.

     5.17 MANAGEMENT AGREEMENT. Bowlin will give Bowlin Travel written notice at least 31 days prior to the Closing Date that the Agreement for Management
Services dated August 1, 2000 between Bowlin and Bowlin Travel will be terminated effective as of the day prior to the Closing Date.

     5.18 CONTRIBUTION AGREEMENT; SPIN-OFF.

          (a) Bowlin will, and will cause Bowlin Travel to, (i) within 15 days after the date of this Agreement, execute the Contribution Agreement in a form reasonably satisfactory to Lamar, and (ii) within 45 days after the date of this Agreement, complete and provide any schedules and exhibits to the Contribution Agreement in forms reasonably satisfactory to Lamar.

          (b) Bowlin will contribute to Bowlin Travel the assets and liabilities related to Bowlin's travel center business in accordance with the terms and conditions of the Contribution Agreement; PROVIDED, HOWEVER, that Lamar will have consented to the terms and conditions of the Contribution Agreement under
Section 5.18(a).

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
          (c) Bowlin will distribute all of the shares of Bowlin Travel to the Bowlin stockholders in compliance with Section 78.288 of the Nevada Revised Statutes.

                                    ARTICLE 6
                               CLOSING CONDITIONS

     6.1 CONDITIONS APPLICABLE TO ALL PARTIES. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing Date:

          (a) BOWLIN STOCKHOLDER APPROVAL. The Merger will have been duly approved by holders of at least a majority of the outstanding shares of Bowlin Common Stock in accordance with the Law and the Articles of Incorporation of Bowlin.

          (b) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated, or to the Knowledge of Lamar or Bowlin, threatened by the SEC. All necessary state securities authorizations (including filings, authorizations, orders and approvals, if any, as may be required by state takeover laws) will have been received and shall be in full force and effect.

          (c) HSR ACT. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and no condition will have been imposed on Bowlin or Lamar to obtain such termination that would require the divestiture of any Bowlin or Lamar assets or otherwise have a Material Adverse Effect on either party.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order, judgment or decree to restrain or prohibit the consummation of the Merger or any of the other transactions described in this Agreement shall have been issued and remain in effect.

          (e) LITIGATION. There shall not have been instituted or pending, or threatened, any Proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to have a Material Adverse Effect on Lamar or the Surviving Corporation.

          (f) LISTING OF MERGER SHARES. The Merger Shares shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

     6.2 CONDITIONS TO LAMAR'S AND NEWCO'S OBLIGATIONS. The obligations of Lamar and NewCo to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by Lamar:

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
          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Bowlin set forth in this Agreement, disregarding all qualifications and exceptions relating to materiality or Material Adverse Effect, will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and except where the failure of any representations and warranties, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) COVENANTS. Bowlin will have performed or complied in all material respects with the obligations and covenants required to be complied with or performed by it under this Agreement at or prior to the Closing Date.

          (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Bowlin, and no event shall have occurred or circumstance shall exist that, in combination with any other events, could reasonably be expected to have a Material Adverse Effect on the Bowlin Group.

          (d) CONSENTS AND APPROVALS. All consents and approvals of third parties necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (e) WORKING CAPITAL. The Working Capital at Closing shall be not less than $100,000.

          (f) BOWLIN LONG-TERM DEBT. The Bowlin Long-Term Debt shall not exceed $14,500,000.

          (g) BOWLIN ASSETS. None of Bowlin's assets will secure any debts or other obligations of Bowlin Travel.

          (h) CLOSING CERTIFICATE. Lamar will have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Bowlin dated the Closing Date, certifying that the conditions specified in Section 6.2(a) through (g) have been fulfilled.

          (i) Q3 FACES. The Q3 Faces that have been completed prior to Closing will be in suitable condition to enable Lamar to use those structures for outdoor advertising purposes, and the advertising contracts, Leases and Permits applicable to the completed Q3 Structures will be in effect.

          (j)  AFFILIATES  LETTERS.   Lamar  shall  have  received  the  letters
described in Section 5.13.

          (k) CONTRIBUTION AGREEMENT; SPIN-OFF. The contribution from Bowlin to Bowlin Travel of the assets and liabilities related to Bowlin's travel center business will have been effected under the terms and conditions specified in the Contribution Agreement, and Bowlin will have distributed all of the shares of Bowlin Travel to the Bowlin stockholders.

          (l) DIRECTOR AND OFFICER RESIGNATIONS. Lamar shall have received resignations from all of the directors and officers of Bowlin, such resignations to be effective as of the Effective Time.

          (m) BOWLIN TRAVEL AGREEMENTS. Bowlin will have terminated any leases or other agreements between Bowlin and Bowlin Travel other than the Contribution Agreement that Lamar requests Bowlin to terminate.

          (n) SOLVENCY CERTIFICATE. Lamar will have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Bowlin dated the Closing Date, certifying that each of Bowlin and Bowlin Travel was solvent immediately prior to the Spin-Off and remained solvent from the date of the Spin-Off through the Closing Date.

          (o) 401(K) AMENDMENT. Bowlin and Bowlin Travel will have executed the 401(k) Amendment.

     6.3 CONDITIONS TO OBLIGATIONS OF BOWLIN. The obligations of Bowlin to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by Bowlin:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lamar and NewCo set forth in this Agreement, disregarding all qualifications and exceptions relating to materiality or Material Adverse Effect, will be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and except where the failure of any representations and warranties, individually or in the aggregate, would not have Material Adverse Effect.

          (b) COVENANTS. Each of Lamar and NewCo will have performed or complied in all material respects with all obligations and covenants required to be complied with or performed by it under this Agreement at or prior to the Closing Date.

          (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Lamar or NewCo, and no event shall have occurred or circumstance shall exist that, in combination with any other events, could reasonably be expected to have a Material Adverse Effect on Lamar or NewCo.

          (d) CONSENTS AND APPROVALS. All consents and approvals of third parties necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (e) CLOSING CERTIFICATE. The receipt by Bowlin of a certificate executed by the Chief Executive Officer and Chief Financial Officer of Lamar dated the Closing Date, certifying that the conditions specified in Section 6.3(a) through (d) have been fulfilled.

                                    ARTICLE 7
                            TERMINATION AND AMENDMENT

     7.1   TERMINATION.   This  Agreement  may  be  terminated  and  the  Merger
contemplated by this Agreement abandoned at any time before the Effective Time, whether before or after approval by the Bowlin stockholders as follows:

          (a) MUTUAL CONSENT. By the mutual consent of the Boards of Directors of Bowlin and Lamar.

          (b) MATERIAL BREACH. By the Board of Directors of either Bowlin or Lamar if there has been a material breach by the other of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the party committing such breach; provided that the right to effect such cure will not extend beyond the date set forth in Section 7.1(c) below.

          (c) ABANDONMENT. By the Board of Directors of either Bowlin or Lamar if the Merger has not occurred by March 31, 2001, unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required under the terms and provisions of this Agreement to be performed by it.

          (d) GOVERNMENT ACTION. By the Board of Directors of either Bowlin or Lamar if any Governmental Entity shall have issued a final, non-appealable order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger.

          (e) FAILURE TO OBTAIN REQUIRED VOTE OF BOWLIN STOCKHOLDERS. By either Bowlin or Lamar if the Bowlin Special Meeting (including any adjournments and postponements thereof) shall have been held and completed and this Agreement shall not have been adopted by the required affirmative vote of the Bowlin stockholders at such meeting; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by it at or prior to the Effective Time, and (ii) Bowlin shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) unless Bowlin shall have made the payment(s) required to be made to Lamar pursuant to Section 7.3.

          (f) AVERAGE CLOSING SHARE PRICE. By the Board of Directors of Bowlin, if the Average Closing Share Price is below $40.00.

     7.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Article 7, this Agreement will be void and of no effect, other than the obligation to pay the Termination Fee referred to in Section 7.3, if applicable, and will result in no obligation of or liability to any party or their respective directors, officers, employees, agents or stockholders, unless such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement in which case the party who breached the representation, warranty or covenant will be liable to the other party for damages.

     7.3 EXPENSES;  TERMINATION FEES. Except as set forth in this Section 7.3 or
Section 5.12, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that if this Agreement is terminated by Bowlin or Lamar pursuant to
Section 7.1(e), then Bowlin shall pay to Lamar, in cash at the time specified in the next sentence, a nonrefundable fee in the amount equal to $580,000 (the "Termination Fee"). In the case of termination of this Agreement by Bowlin pursuant to Section 7.1(e), the Termination Fee shall be paid by Bowlin prior to the time of such termination; and in the case of termination of this Agreement by Lamar pursuant to Section 7.1(e), the fee referred to in the preceding sentence shall be paid by Bowlin within two business days after such termination.

                                    ARTICLE 8
                                  DEFINED TERMS

     8.1 DEFINITIONS. In addition to the other defined terms used in this Agreement, the following terms when capitalized have the meanings indicated.

     "Adverse Claim" has the meaning assigned thereto in Section 8.102(a) of the Uniform Commercial Code.

     "Advertising Contracts" means advertising contracts associated with the Faces.

     "Advertising Revenues" means Bowlin's outdoor advertising space revenue (net of discounts, rebates, tradeouts, commercial sales, paper sales, production revenue, agency commissions and revenue attributable to the advertising faces
(i) damaged or in need of repair that are listed in Schedule 3.9(5), and (ii) that will be contributed to Bowlin Travel in the Contribution Agreement) under the Advertising Contracts.

     "Affiliate" will have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

     "Agreement" means this Agreement and Plan of Merger, including the exhibits and schedules, as amended or otherwise modified from time to time.

     "Applicable Law" means any statute, law, rule or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

     "Average Closing Share Price" means the average of the closing sales prices of a share of Lamar Common Stock as reported on the Nasdaq National Market System for the 30 trading days ending on the last trading day immediately prior to the Closing Date.

     "Benefit Arrangement" means any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that is maintained, administered or contributed to by the employer and covers any employee or former employee of any member of the Bowlin Group.

     "Bowlin Audited Financial Statements" means the audited consolidated balance sheets and related consolidated statements of income, retained earnings and cash flow, and the related notes thereto of Bowlin for the years ended January 31, 1998, 1999 and 2000.

     "Bowlin Financial Statements" means the Bowlin Audited Financial Statements and the Bowlin Interim Financial Statements.

     "Bowlin Group" means, collectively, Bowlin and its subsidiaries (if any).

     "Bowlin Interim Financial Statements" means the unaudited balance sheet, and the related unaudited statements of income, retained earnings and cash flows of Bowlin for the six-month period ended July 31, 2000.

     "Bowlin Latest Balance Sheet" means the latest balance sheet of Bowlin included in the Bowlin Audited Financial Statements.

     "Bowlin Long-Term Debt" means Bowlin's long-term debt (excluding current portions thereof) and any payments on employment contracts and non-competition agreements to which Bowlin (or a predecessor in interest of Bowlin) is a party, including, without limitation, contingent severance obligations.

     "Bowlin   Special   Meeting"  means  the  special  meeting  of  the  Bowlin
stockholders for the purpose of approving this Agreement.

     "Business Day" means any day (other than Saturday or Sunday) on which commercial banks in Baton Rouge, Louisiana and Albuquerque, New Mexico are open for business.

     "Closing" means the consummation of the Merger and the other transactions contemplated by this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by any member of the Bowlin Group and (c) covers any employee or former employee of any member of the Bowlin Group.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "GAAP" means accounting principles generally accepted in the United States.

     "Governmental Entity" means any court or tribunal of competent jurisdiction in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "Knowledge" means, when given to qualify or limit a representation or warranty otherwise made by Bowlin or Lamar, respectively, the actual knowledge, after reasonable inquiry, of the officers and directors of Bowlin or Lamar, respectively.

     "Lamar Audited Financial Statements" means the audited balance sheets and related statements of income, retained earnings and cash flow, and the related notes thereto of Lamar for the years ended December 31, 1997, 1998 and 1999.

     "Lamar Financial Statements" means the Lamar Audited Financial Statements and the Lamar Interim Financial Statements.

     "Lamar Interim Financial Statements" means the unaudited balance sheet, and the related unaudited statements of income, retained earnings and cash flows of Lamar for the six-month period ended June 30, 2000.

     "Lamar Latest Balance Sheet" means the latest balance sheet of Lamar included in the Lamar Audited Financial Statements.

     "Leases" means any (i) ground lease or (ii) office, warehouse or facility lease (in each of (i) and (ii), whether or not reduced to writing), to which Bowlin (or any predecessor in interest of Bowlin) is subject.

     "Lease Expense" means Bowlin's total lease expense for the real property and structures upon which the Faces are located for the one-month period ended December 31, 1999.

     "Liens" means pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Material Adverse Effect" means any change in, effect on, or circumstance that, individually or in the aggregate, has had or would reasonably be likely to have a material and adverse effect on the operations, business, prospects, results of operations or financial condition of Lamar on a consolidated basis or Bowlin.

     "Material Contract" means any executory contract, agreement or other understanding, whether or not reduced to writing, that is not cancellable within 30 days, to which Bowlin or its property is subject, which provides for future payments to another Person by the relevant entity or entities of more than $50,000 in the aggregate in any calendar year.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Nasdaq" means the National Association of Securities Dealers Automated Quotation System.

     "Permitted Liens" means (i) Liens securing Bowlin's credit facility, (ii) Liens for Taxes not yet due and payable, and (iii) mechanics liens and similar Liens incurred in the ordinary course of business that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or cause a Material Adverse Effect with respect to Bowlin.

     "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Periods" means all Tax periods ending at or before the Closing Date and, with respect to any Tax period that includes but does not end at the Closing Date, the portion of such period that ends at and includes the Closing Date.

     "Proceedings" means any suit, action, proceeding, dispute or claim before or investigation by any Governmental Entity.

     "Proxy Statement/Prospectus" means (a) the proxy statement of Bowlin to be included in the Registration Statement for the purpose of soliciting proxies from the Bowlin stockholders to vote in favor of the adoption of this Agreement at the Bowlin Special Meeting, and (b) the prospectus of Lamar to be used for the purpose of offering the Lamar Common Stock to be issued to the Bowlin stockholders upon consummation of the Merger, together with any accompanying letter to stockholders, notice of meeting and form of proxy.

     "Registration Statement" means the registration statement on Form S-4, including the Proxy Statement/Prospectus, to be filed by Lamar with the SEC for the purpose, among other things, of registering the Lamar Common Stock which will be issued to the Bowlin stockholders upon consummation of the Merger.

     "Returns" means all returns, reports, estimates, declarations and statements of any nature relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     "Spin-Off" means the series of transactions contemplated by Bowlin whereby the assets and liabilities of Bowlin directly related to the operation of Bowlin's travel centers will be contributed to Bowlin Travel, and, upon completion and satisfaction of all approvals and other requirements from the SEC and all other necessary parties, Bowlin would declare and distribute as a dividend to the stockholders of Bowlin, shares of Bowlin Travel proportionate to each stockholder's current holdings of common stock in Bowlin.

     "Spin-Off Date" means the date the shares of Bowlin Travel are distributed to the shareholders of Bowlin.

     "Taxes" means any federal, state, local or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).

     "Working Capital" means the consolidated or combined current assets of the relevant entity less the consolidated or combined current liabilities of Bowlin.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 NOTICES. All notices under this Agreement must be in writing and will be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual; (b) certified or registered mail, postage prepaid, return receipt requested; (c) a nationally recognized overnight courier service (against a receipt therefor); or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or to such other address as to which any party hereto may have notified the other in writing:

If to Lamar, to:

     Lamar Advertising Company
     5551 Corporate Boulevard
     Baton Rouge, Louisiana 70808
     Attn: James R. McIlwain
     Facsimile transmission no.: (225) 926-1005

With a copy to:

     Jones, Walker, Waechter, Poitevent Carrere & Denegre, L.L.P.
     Fifth Floor, Four United Plaza
     8555 United Plaza Boulevard
     Baton Rouge, Louisiana 70809-7000
     Attn: Brad J. Axelrod
     Facsimile transmission no.: (225) 231-3336

If to Bowlin, to:

     Bowlin Outdoor Advertising & Travel Centers Incorporated
     150 Louisiana N.E.
     Albuquerque, New Mexico  87108
     Attn: Michael Bowlin
     Facsimile transmission no.:  (505) 266-1422

With a copy to:

     Squire, Sanders & Dempsey L.L.P.
     40 North Central Ave.,
     Suite 2700
     Phoenix, AZ 85044
     Attn: Christopher D. Johnson
     Facsimile transmission no.: (602) 253-8129

     9.2 HEADINGS; GENDER. When a reference is made in this Agreement to a section, exhibit or schedule, such reference will be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement will include the other genders, whether used in the masculine, feminine or neuter gender, and the singular will include the plural and vice versa, whenever and as often as may be appropriate.

     9.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.4 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     9.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under it will be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties.

     9.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party.

     9.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

     9.8 AMENDMENT. This Agreement may only be amended by an instrument in writing signed by each of the parties to this Agreement.

     9.9 EFFECT OF SPIN-OFF ON CERTAIN BOWLIN REPRESENTATIONS AND WARRANTIES. The parties acknowledge and agree that Bowlin has proposed, and Lamar has accepted, that Bowlin will not be deemed to be in breach of this Agreement by failing to disclose against the representations and warranties set forth in Sections 3.11, 3.15, 3.17, 3.19, 3.20(a), 3.23(a) and 3.26 with respect to any asset, liability, act, event or circumstance relating solely to (i) Bowlin's travel center line of business prior to the Spin-Off, and (ii) Bowlin Travel after the Spin-Off; PROVIDED, HOWEVER, that to the extent that such non-disclosure would cause a failure of the closing condition set forth in
Section 6.2(a), Lamar shall be entitled to assert such matter as a basis for not closing the transactions contemplated herein.

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be signed by their respective duly authorized officers as of the date first above written.

                                       LAMAR ADVERTISING COMPANY


                                       By:
                                          --------------------------------------
                                       Name:  Kevin P. Reilly, Jr.
                                       Title: President, Chief Executive Officer


                                       LAMAR SOUTHWEST ACQUISITION CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:  Kevin P. Reilly, Jr.
                                       Title: President, Chief Executive Officer


                                       BOWLIN OUTDOOR ADVERTISING &
                                       TRAVEL CENTERS INCORPORATED


                                       By:
                                          --------------------------------------
                                       Name:  Michael Bowlin
                                       Title: Chairman of the Board, Chief
                                              Executive Officer and President